CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249819 on Form S-6 of our report dated December 4, 2020, relating to the financial statement of FT 9066, comprising ETF Growth and Income Dec. '20 (ETF Growth and Income Portfolio, December 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 4, 2020